[GRAPHIC OMITTED: PUTNAM INVESTMENTS LOGO]

June 24, 2016

Ladies and Gentlemen:

Putnam Investor Services, Inc. (“PSERV”) hereby contractually agrees, as of the date hereof, with respect to all Putnam-sponsored open-end registered investment companies listed on Schedule A, that the aggregate investor servicing fees attributable to DC Accounts or Non-DC Accounts for each fund will not exceed the annual rate set forth below of the fund’s average daily net assets attributable to DC Accounts or Non-DC Accounts (as determined before taking into account any expense reduction or other benefit attributable to balance credits or brokerage credits).

Annual Rate:

For periods prior to September 1, 2016: 0.320%

For periods including and following September 1, 2016: 0.250%

This contractual waiver will remain in effect for each fund through [August 31, 2018].

Any capitalized term not defined herein shall have the meaning assigned to the term in the Compensation Memorandum dated September 1, 2016.

Effective June 24, 2016, this contractual undertaking supersedes any prior contractual expense limitation provisions between PSERV and the funds. This undertaking shall be binding upon any successors and assignees of PSERV.

A copy of the Declaration of Trust (including any amendments thereto) of each of The Putnam Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

Very truly yours,

PUTNAM INVESTOR SERVICES, INC.

By:	/s/ Steven D. Krichmar
Name: Steven D. Krichmar
Title: President

Agreed and accepted by each Putnam open-end fund listed on Schedule A

By:	/s/ Jonathan S. Horwitz
	Name:	Jonathan S. Horwitz
	Title:	Executive Vice President, Principal Executive Officer and Compliance Liaison

Schedule A

Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam California Tax Exempt Income Fund
Putnam Convertible Securities Fund
Putnam Diversified Income Trust
Putnam Asset Allocation Funds
-Putnam Dynamic Asset Allocation Balanced Fund
-Putnam Dynamic Asset Allocation Conservative Fund
-Putnam Dynamic Asset Allocation Growth Fund
Putnam Equity Income Fund
Putnam Europe Equity Fund
Putnam Funds Trust
-Putnam Absolute Return 100 Fund
-Putnam Absolute Return 300 Fund
-Putnam Absolute Return 500 Fund
-Putnam Absolute Return 700 Fund
-Putnam Asia Pacific Equity Fund
-Putnam Capital Spectrum Fund
-Putnam Dynamic Asset Allocation Equity Fund
-Putnam Dynamic Risk Allocation Fund
-Putnam Emerging Markets Equity Fund
-Putnam Emerging Markets Income Fund
-Putnam Equity Spectrum Fund
-Putnam Floating Rate Income Fund
-Putnam Global Consumer Fund
-Putnam Global Dividend Fund
-Putnam Global Energy Fund
-Putnam Global Financials Fund
-Putnam Global Industrials Fund
-Putnam Global Technology Fund
-Putnam Global Telecommunications Fund
-Putnam Intermediate-Term Municipal Income Fund
-Putnam International Value Fund
-Putnam Low Volatility Equity Fund
-Putnam Multi-Cap Core Fund
-Putnam Retirement Income Fund Lifestyle 2
-Putnam Retirement Income Fund Lifestyle 3
-Putnam Short Duration Income Fund
-Putnam Short-Term Municipal Income Fund
-Putnam Small Cap Growth Fund
-Putnam Strategic Volatility Equity Fund
George Putnam Balanced Fund
Putnam Global Equity Fund
Putnam Global Health Care Fund

Putnam Global Income Trust
Putnam Global Natural Resources Fund
Putnam Global Utilities Fund
The Putnam Fund for Growth and Income
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Income Fund
Putnam International Equity Fund
Putnam Investment Funds
-Putnam Capital Opportunities Fund
-Putnam Growth Opportunities Fund
-Putnam International Capital Opportunities Fund
-Putnam International Growth Fund
-Putnam Multi-Cap Value Fund
-Putnam Research Fund
-Putnam Small Cap Value Fund
Putnam Investors Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Multi-Cap Growth Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Tax Exempt Income Fund
Putnam Tax-Free Income Trust
-Putnam AMT-Free Municipal Fund
-Putnam Tax-Free High Yield Fund
Putnam U.S. Government Income Trust
Putnam Voyager Fund